Exhibit 99.1
Veoneer signs agreement with Qualcomm and creates new software brand ArriverTM

Stockholm, Sweden, January 26, 2021: The automotive technology company, Veoneer, Inc. (NYSE: VNE and SSE: VNE SDB), and Qualcomm Technologies, Inc. have signed an agreement under which the companies will collaborate on the delivery of scalable Advanced Driver Assistance Systems (ADAS), Collaborative and Autonomous Driving (AD) solutions. The parties’ intended collaboration was first communicated on August 27, 2020.

The platform will address the growing needs of the automotive ecosystem for scalable and upgradable solutions, which requires highly advanced and power-efficient compute, connectivity and cloud service capabilities across all vehicle tiers.

The system integrates Veoneer's next-generation perception and driving policy software stack and Qualcomm® Snapdragon Ride™ ADAS/AD scalable portfolio of System on a Chip (SoC) and Accelerators. Veoneer and Qualcomm Technologies have worked together for several months to create a world leading roadmap of a scalable, open ADAS and autonomous driving system that will be able to address the entire automotive OEM market with an integrated software and SoC platform.

ArriverTM is Veoneer’s dedicated software unit for the development of the complete perception and drive policy software stack.

“ArriverTM stands for quality, openness and scalability and has a safety-first approach. Arriver’s goal is to be one of the key players and long-term leaders in the market for ADAS, collaborative and autonomous driving software,” said Giuseppe Rosso, President, Arriver.

ArriverTM is 100% owned by Veoneer but will operate under specific information handling protocols and reporting structures as part of its collaboration with Qualcomm Technologies.

“Today’s agreement with Qualcomm Technologies and the creation of ArriverTM are key milestones in Veoneer’s development. We will now move ahead with full force to create a market leading ADAS solution based on ArriverTM Software and Qualcomm® Snapdragon Ride™ SoC hardware. Veoneer will now also be able to take the next steps as a next generation Tier-1 supplier offering the latest active safety and restraint controls electronics products to the market,” said Jan Carlson, Chairman, President & CEO, Veoneer.
“We are pleased to take the next step with the announcement of the Arriver perception and drive policy software stack running on Snapdragon Ride, which allows a pre-integrated and pre-validated platform to be offered by Qualcomm Technologies to automakers and Tier-1 suppliers,” said Nakul Duggal, senior vice president & GM, Automotive, Qualcomm Technologies, Inc. “This collaboration expands our joint value proposition and focuses on solving the increasing complexity of ADAS and autonomous driving platform deployment faced by automakers and Tier-1 suppliers.”

In addition to today’s final agreement, Veoneer and Qualcomm Technologies have progressed on roadmap feature implementations. Arriver software is already functional on the Snapdragon Ride Platform, which will be available for automotive customers in coming months.

The collaboration between the companies has been presented to a number of automotive OEMs and Tier-1 automotive suppliers with very positive feedback to the intended specifications and capabilities of the platform.

For more information please contact:

Media:
Thomas Jönsson, Communications & IR, thomas.jonsson@veoneer.com, tel +46 (0)8 527 762 27

Investors & analysts:
Thomas Jönsson, Communications & IR, thomas.jonsson@veoneer.com,tel +46 (0)8 527 762 27
Ray Pekar, Investor Relations, ray.pekar@veoneer.com, tel +1 (248) 794-4537

Veoneer, Inc. is a worldwide leader in automotive technology. Our purpose is to create trust in mobility. We design, manufacture and sell state-of-the-art software, hardware and systems for occupant protection, advanced driving assistance systems, and collaborative and automated driving to OEMs globally. Headquartered in Stockholm, Sweden, Veoneer has 7,400 employees in 12 countries. In 2019, sales amounted to $1.9 billion. The Company is building on a heritage of close to 70 years of automotive safety development. In 2018, Veoneer became an independent, publicly traded company listed on the New York Stock Exchange (NYSE: VNE) and on the Nasdaq Stockholm (SSE: VNE SDB).

Safe Harbor Statement: New risks and uncertainties arise from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Factors that could cause actual results to differ materially from these forward-looking statements include, without limitation, the following: general economic conditions; the cyclical nature of automotive sales and production; changes in general industry and market conditions or regional growth or decline; further decreases in light vehicle production; impact of COVID-19 on our customers and their production and product launch schedules; impact of COVID-19 on the Company’s financial condition, business operations and liquidity; impact of COVID-19 on our suppliers and availability of components for our products; the development of the software and integrated platform contemplated by the agreement with Qualcomm Technologies and the availability, timing and commercial success of such software; our ability to achieve the intended benefits from our separation from our former parent; our ability to be awarded new business or loss of business from increased competition; higher than anticipated costs and use of resources related to developing new technologies; higher raw material, energy and commodity costs; component shortages; changes in customer and consumer preferences for end products; market acceptance of our new products; dependence on and relationships with customers and suppliers; our ability to share RD&E costs with our customers; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; costs or difficulties related to the integration of any new or acquired businesses and technologies; successful integration of acquisitions and operations of joint ventures; successful implementation of strategic partnerships and collaborations; product liability, warranty and recall claims and investigations and other litigation and customer reactions thereto; higher expenses for our pension and other post-retirement benefits, including higher funding needs for our pension plans; work stoppages or other labor issues; possible adverse results of future litigation, regulatory actions or investigations or infringement claims; our ability to protect our intellectual property rights; tax assessments by governmental authorities and changes in our tax rate; dependence on key personnel; legislative or regulatory changes impacting or limiting our business; political conditions; and other risks and uncertainties contained in the Company's quarterly reports and Annual Report on Form 10-K.

For any forward-looking statements contained in this report or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Qualcomm Snapdragon Ride is a product of Qualcomm Technologies, Inc. and/or its subsidiaries. Qualcomm, Snapdragon and Snapdragon Ride are trademarks or registered trademarks of Qualcomm Incorporated.